EXHIBIT 32.01



           CERTIFICATIONS PURSUANT TO SECTION 1350
     OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE



In connection with the Annual Report of General Employment
Enterprises, Inc. (the "Company") on Form 10-KSB for the fiscal year ended
September 30, 2005 filed with the Securities and Exchange
Commission (the "Report"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     (1) The Report fully complies with the requirements of
         section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.



Date:  November 21, 2005           By:  /s/ Herbert F. Imhoff, Jr.
                                   Herbert F. Imhoff, Jr.
                                   Chairman of the Board, Chief
                                   Executive Officer and President
                                   (Chief executive officer)


Date:  November 21, 2005           By:  /s/ Kent M. Yauch
                                   Kent M. Yauch
                                   Vice President, Chief Financial
                                   Officer and Treasurer
                                   (Chief financial officer)